SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2002 (March 26, 2002)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	0-25245	62-1763875

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer

of incorporation)		Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

Refinancing of Existing Senior Secured Credit Facility.

     Corrections Corporation of America, a Maryland corporation (the “Company”), has obtained a commitment (the “Commitment”) from Lehman Commercial Paper Inc., as administrative agent, and Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book running manager, to provide the Company with a new $695.0 million senior secured credit facility (the “New Senior Secured Credit Facility”). The proceeds of the New Senior Secured Credit Facility, together with the proceeds from the proposed senior note offering described below, will be used to refinance the Company’s existing senior secured credit facility (the “Refinancing”) which currently has $789.7 million outstanding and matures on December 31, 2002.

     The following is a summary of the expected material terms of the New Senior Secured Credit Facility as contemplated by the Commitment. The final terms of the facility have not been agreed upon, however, and as such, may differ from the terms described herein.

      Pursuant to the terms of the Commitment, the New Senior Secured Credit Facility will provide for aggregate borrowings by the Company of up to $695 million, and will consist of:

•	an approximate four-year revolving credit facility of up to $75 million in revolving credit loans and letters of credit;

•	an approximate four-year term loan A facility of $125 million in term loans; and

•	an approximate six-year term loan B facility of $495 million in term loans, subject to an approximate two-year accelerated maturity in the event the Company’s existing 12% senior notes are not refinanced prior to September 30, 2005.

      The revolving credit facility will be used by the Company for working capital and general corporate needs.

      The loans and other obligations under the New Senior Secured Credit Facility will be guaranteed by each of the Company’s domestic subsidiaries. The Company’s obligations under the New Senior Secured Credit Facility and the guarantees will be secured by: (i) a perfected first priority security interest in all of the Company’s tangible and intangible assets and all of the tangible and intangible assets of the Company’s subsidiaries, subject to certain customary exceptions; and (ii) a pledge of all of the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of the Company’s foreign subsidiaries.

      The Commitment provides that borrowings under the New Senior Secured Credit Facility will bear interest at a rate which, at the Company’s option, can be either:

•	a base rate generally defined as the sum of (i) the higher of (x) the prime rate (as quoted on the British Banking Association Telerate Page 5) and (y) the federal funds effective rate plus one-half percent (0.50%) per annum and (ii) an applicable margin; or

•	a LIBOR rate generally defined as the sum of (i) the rate at which eurodollar deposits for one, two, three or six months (as selected by the Company) are offered in the interbank eurodollar market and (ii) an applicable margin.

      The initial applicable margin for the base rate revolving loans and term loan A facilities will be 2.50%, and the applicable margin for the eurodollar revolving loans and term loan A facilities will be 3.50%. Commencing on the date of delivery of the Company's financial statements occurring after the completion of two full fiscal quarters following the closing of the New Senior Secured Credit Facility, the applicable margin for the revolving loans and term loan A will be subject to adjustment based on the Company's leverage ratio. The applicable margin for the base rate term B loan and eurodollar term B loan will be 3.00% and 4.00%, respectively. Interest on borrowings will be payable quarterly in arrears for base rate loans and at the end of each interest rate period (but not less often than quarterly) for LIBOR rate based loans. The Company will also be required to pay a commitment fee on the difference between committed amounts and amounts actually utilized under the revolving credit facility, which will be 0.50% per annum subject to adjustment based on our leverage ratio.

      The term loan A facility will be repayable in quarterly installments in an aggregate principal amount for each year as set forth in the table below:

Period	Term Loan A

Year 1	$25 million
Year 2	30 million
Year 3	35 million
Year 4	35 million

Total	$125 million

      The term loan B facility will be repayable in nominal quarterly installments to be agreed upon for the first five years and in substantial quarterly installments to be agreed upon during the final year.

      Prepayments of loans outstanding under the New Senior Secured Credit Facility will be permitted at any time without premium or penalty, upon the giving of proper notice. In addition, the Company will be required to prepay amounts outstanding under the New Senior Secured Credit Facility in an amount equal to: (i) 50% of the net cash proceeds from any sale or issuance of equity by the Company or any of the Company’s subsidiaries, subject to certain exceptions; (ii) 100% of the net cash proceeds from any incurrence of additional indebtedness (excluding certain permitted debt), subject to certain exceptions; (iii) 100% of the net cash proceeds from any sale or other disposition by the Company, or any of the Company’s subsidiaries, of any assets, subject to certain exclusions and reinvestment provisions and excluding certain dispositions in the ordinary course; and (iv) 50% of excess cash flow for each fiscal year.

      The New Senior Secured Credit Facility will require the Company to meet certain financial tests, including, without limitation, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum interest coverage ratio. In addition, the New Senior Secured Credit Facility will contain certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements. It is expected that the New Senior Secured Credit Facility will contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults in excess of specified amounts, termination or amendment of certain material agreements if such termination or amendment could reasonably be expected to be materially adverse to the lenders or otherwise have a material adverse effect and change in control.

     In connection with the Refinancing, the Company also intends, subject to market and other conditions, to raise $150.0 million in gross proceeds through a private offering of senior unsecured notes. The senior notes will be offered in the United States only to qualified institutional buyers and, outside the United States, only to non-U.S. investors. It is anticipated that the senior notes will have a seven-year term and interest will be paid semi-annually in arrears.

     The Company currently expects to complete the Refinancing, including the proposed offering of the senior notes, by May 15, 2002. The obtainment of the New Senior Secured Credit Facility and the closing of the senior note offering are mutually contingent. No assurance can be given that the Company will be successful in completing the Refinancing on the terms or within the timing described herein or otherwise. The press release issued by the Company on April 9, 2002 announcing these transactions is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

     The senior notes proposed to be offered by the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offering would be unlawful.

ITEM 7(c). Exhibits.

The following exhibit is filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

99.1	Company press release, dated April 9, 2002, announcing, among other things, the Company’s obtainment of the Commitment and its proposed offering of $150 million of senior notes.

ITEM 9. Regulation FD Disclosure.

Information Provided in Connection with Refinancing.

     The following information is being provided in connection with the marketing of the senior notes.

Litigation Settlement

     On April 5, 2002, the Company’s inmate transportation subsidiary, TransCor America, LLC, reached an agreement to settle certain litigation pending in federal court in the United States District Court for the Western District of Texas, captioned Cheryl Schoenfeld v. TransCor America, Inc., et al. The lawsuit was filed by two plaintiffs who alleged that two former employees of TransCor sexually assaulted the plaintiffs during their transportation to a facility in Texas in late 1999. The parties have agreed to settle all claims with an anticipated cash payment to be made to the plaintiffs, the majority of which will be funded by insurance proceeds. The parties are in the process of negotiating a formal settlement and release agreement with respect to the litigation and it is expected that such an agreement will be completed expeditiously. Until the parties complete a formal release agreement and the settlement is paid in full, however, the risk exists that the settlement will not be completed. The completion of the settlement as contemplated will not have an adverse effect on the Company’s consolidated results of operations or financial position.

Contracts With Oklahoma Department of Corrections

     The Company currently houses 2,535 adult male inmates for the Oklahoma Department of Corrections (the “ODC”), at three of the Company’s owned facilities in Oklahoma. The Company’s contracts with the ODC expired in March 2002. Rather than renew the contracts pursuant to their renewal provisions, the ODC has issued a Request for Proposal, or RFP, that covers substantially all inmates currently housed in the six privately owned and operated prisons located in the state of Oklahoma, including three facilities managed by other private prison operators. The ODC has indicated that the purpose of the RFP is to establish consistent terms and scope of services among all of the ODC’s contracts with private operators. The Company intends to submit proposals in response to the RFP to continue housing inmates in its three Oklahoma facilities, and could submit proposals to house additional inmates. Responses to the RFP are due on or before May 7, 2002, with final awards expected to be made on or before July 1, 2002. The Company expects to continue to operate the three Oklahoma facilities pursuant to its contracts with the ODC through the completion of the RFP process. The Company will be competing with other prison operators who respond to the RFP, including other private prison operators and, potentially, government operators. Thus, no assurance can be given that Company will be awarded any contracts by the ODC to house the inmates subject to its existing contracts or any additional inmates, or that any contracts it does obtain will be on terms comparable to the Company’s existing contracts. The failure to obtain contracts from the ODC on terms comparable to the Company’s existing contracts would significantly reduce the Company’s revenues and EBITDA and, accordingly, would have a material adverse effect on the Company’s results of operations and financial position. According to the State of Oklahoma, as of March 31, 2002, the occupancy rate of facilities operated by the ODC was approximately 99%, and the State of Oklahoma currently does not have any new prison beds under construction. In addition, the Company currently estimates that the unused capacity of other facilities managed by private prison operators in the state of Oklahoma is approximately 500 beds.

     The information provided under this Item 9 is furnished by the Company pursuant to Regulation FD promulgated by the Securities and Exchange Commission (the “SEC”) and pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information which was not previously publicly available.

     The information contained in this report is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements it makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained or referred to in this report, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

     This report contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Such factors include, but are not limited to: (i) the availability of debt and equity financing on terms that are favorable to the Company, including a successful refinancing of the Company’s existing senior secured credit facility; (ii) fluctuations in operating results because of changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) the ability to complete settlements or otherwise resolve certain litigation and contingencies involving the Company; (iv) the Company’s ability to obtain management contracts for which it has submitted proposals, to retain existing contracts and to renew such contracts at increased rates; (v) changes in governmental policy and in legislation and regulation of the correctional and detention industry that adversely affects the Company’s business; and (vi) general economic and market conditions. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the SEC. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2002	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Irving E. Lingo, Jr.

	Its:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Company press release, dated April 9, 2002, announcing, among other things, the Company’s obtainment of a commitment to refinance its existing senior secured credit facility and its proposed offering of $150 million of senior unsecured notes.

9